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                   APPLICATION FOR CERTIFICATE OF REGISTRATION
                                       AND
                             ARTICLES OF CONTINUANCE


         Pursuant to Wyo. Stat. ss. 17-16-1710 of the Wyoming Business Corporation Act, the undersigned hereby applies for a Certificate of Registration, and for that purpose hereby submits the following Articles of
Continuance:

         1. The name of the corporation is SONOMA RESOURCE CORP. (the "Corporation") and it is incorporated under the laws of British Columbia, Canada. Upon continuance into the State of Wyoming, the name of the corporation shall be BIOMETRIC SECURITY CORP.


         2. The Corporation's date of incorporation is January 16, 1979. The period of duration of the Corporation is perpetual. Certified copies of the Articles of Incorporation and all amendments thereto are attached hereto as Attachment A.


         3. The address of the principal office of the Corporation and the mailing address where correspondence and annual reports can be sent is:

                         400 Burrard Street, Suite 1940
                         P.O. Box 31
                         Vancouver, British Columbia
                         V6C 3A6
                         Attention:  Saundra Zimmer


         4. The physical address of the proposed registered office in Wyoming and the name of its registered agent at that address is:

                         Rick A. Thompson
                         Hathaway, Speight & Kunz, LLC
                         P.O. Box 1208
                         2515 Warren Avenue, Suite 500
                         Cheyenne, Wyoming  82003-1208


         5. The purpose or purposes which the Corporation proposes to pursue in the transaction of business in the State of Wyoming may include any lawful business which corporations existing under the Wyoming Business Corporation Act may engage in, other than banking or insurance.




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         6. The names and respective business addresses of the directors and officers of the corporation are:

   OFFICE                    NAME                         ADDRESS
   ------                    ----                         -------
President,             Patrick W. McCleery           4510 Beverly Crescent
Chairman & Director                                  Vancouver, B.C.
                                                     V6J-4E6


Secretary              Saundra Zimmer                20433 36th Avenue
                                                     Langley, B.C.
                                                     V3A-2R6

Director               Chet Idziszek                 No. 6-2250 Bellevue Avenue
                                                     West Vancouver, B.C.
                                                     V7V 1C6

Director               William A. Rand               2136 S.W. Marine Drive
                                                     Vancouver, B.C.
                                                     V6P 6B5

Director               Wayne Johnstone               1133 Miller Road
                                                     E-28, RR#1
                                                     Bowen Island, B.C.
                                                     VON-1G0


         7. The aggregate number of shares or other ownership units which the Corporation has the authority to issue, itemized by classes, par value of shares, shares without par value, and series, if any, within a class is:

NUMBER OF SHARES         CLASS              SERIES           PAR VALUE PER SHARE
----------------         -----              ------           -------------------
100,000,000              Common              n/a              no par value


         8. The aggregate number of issued shares or other ownership units itemized by classes, par value of shares, shares without par value, and series, if any, within a class is:

NUMBER OF SHARES         CLASS              SERIES           PAR VALUE PER SHARE
----------------         -----              ------           -------------------
20,834,412               Common              n/a             no par value



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         9. The Corporation accepts the Constitution of the State of Wyoming in compliance with the requirements of Article 10, Section 5 of the Wyoming Constitution.



         DATED this 4th day of November, 1998.


                                          SONOMA RESOURCE CORPORATION


                                          By: /s/ Patrick W. McCleery
                                              ------------------------------
                                              Patrick W. McCleery
                                              Title: President



PROVINCE OF B.C.          )
                          ) ss
CITY OF VANCOUVER         )

         I, Pamela J. Egger, Notary Public, do hereby certify that on this 4th day of November, 1998, before me personally appeared Patrick W. McCleery, who being by me first duly sworn, declared that he signed the foregoing document as president of the corporation, and that the statements therein are true.

         In witness whereof, I have hereunto set my hand and seal this 4th day of November, 1998.



                                               /s/ Pamela J. Egger
                                               ----------------------------
                                               Pamela J. Egger
                                               Notary Public





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